                                                                     Exhibit 4.3

                             ROTECH HEALTHCARE INC.
                            COMMON STOCK OPTION PLAN

     1. Purpose.
        -------

          The purpose of the Rotech Healthcare Inc. Common Stock Option Plan (the "Plan") is to enhance the ability of Rotech Healthcare Inc. (the "Company") to attract and retain employees, officers, consultants and nonemployee members of the Board of Directors of the Company of outstanding ability, and provide them with an interest in the growth and continued success of the Company by granting them Options to purchase shares of the Company's common stock

     2. Definitions.
        -----------

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

          "Board" shall mean the Board of Directors of the Company or a
           ------
committee thereof, including any compensation committee created by the Board of Directors.

          "Cause" shall mean (i) a Participant's gross neglect of or willful
           ------
failure to perform his or her material duties with the Company, which neglect or failure shall continue for a period of two (2) days after receipt by Participant of written notice from the Company directing such Participant to perform his or her material duties, (ii) a Participant's willful engaging in conduct which is materially injurious to the Company or any subsidiary, which injury shall not have been remedied with two (2) days after receipt by Participant of written notice from the Company of the injury caused by such conduct, (iii) a Participant's theft or misappropriation of funds of the Company, or any subsidiary, (iv) a Participant's conviction of, or plea of nolo contendere to, a felony or a misdemeanor involving moral turpitude, or (v) a Participant's causing the Company to violate a local, state or federal law where such violation is materially injurious to the Company; provided, that if the Participant has entered into an agreement with the Company, the Board shall substitute the definition of Cause set forth in such agreement for the above.

          "Change in Control" shall mean the occurrence of any of the following:
           ------------------

          (a) any Person (other than the Company or any subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute at least a majority of the Board;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinafter defined) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company adopt a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           -----

          "Company" shall mean Rotech Healthcare Inc., a Delaware corporation,
           --------
and any successor corporation.

          "Disability" shall mean the inability to engage in any substantial
           -----------
gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           -------------
amended.

          "Fair Market Value" per Share as of a particular date shall mean,
           ------------------
unless otherwise determined by the Board:

               (i) the closing sales price per Share on a national securities exchange for the business day preceding the exercise date on which there was a sale of Shares on such exchange;

               (ii) if clause (i) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), the closing price per Share as reported on such system for the business day preceding the exercise date on which a sale was reported;

               (iii) if clause (i) or (ii) does not apply and the Shares are then traded on an over-the-counter market, the closing price for the Shares in such over-the-counter market for the business day preceding the exercise date; or

               (iv) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board in its sole discretion may reasonably determine.

          "Immediate Family Member" shall include any child, stepchild,
           ------------------------
grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

          "Incentive Stock Option" shall mean an Option intended to meet the
           -----------------------
requirements of Section 422 of the Code.

          "Initial Public Offering" shall mean the consummation of the first
           ------------------------
underwritten public offering of the Company's Shares for the account of the Company pursuant to a registration statement (other than on Form S-4 or Form
S-8 or successor forms) filed with, and declared effective by, the United States Securities Exchange Commission.

          "Nonqualified Stock Option" shall mean any option which is not an
           --------------------------
Incentive Stock Option.

          "Option" shall mean an option to purchase Shares granted pursuant to
           -------
the Plan.

          "Option Agreement" shall mean an Option Agreement between the Company
           -----------------
and any Participant, which shall set forth the terms and conditions of the Option granted to such Participant.

          "Participant" shall mean any Person who is granted an Option under the
           ------------
Plan.

          "Person" shall have the meaning set forth in Sections 13(d) and 14(d)
           -------
of the Exchange Act.

          "Share" shall mean a share of the Company's common stock, $0.0001 par
           ------
value.

          "Ten Percent Shareholder" shall mean any Participant who owns Shares
           ------------------------
possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

     3. Shares Subject to the Plan.
        --------------------------

          (a) Shares Subject to the Plan. Subject to adjustment as set forth in
              --------------------------
Section 3(b), the maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be three million twenty-five thousand (3,025,000) which may be authorized but unissued Shares or Shares held in the Company's treasury, or a combination thereof. Any Shares subject to an Option that cease to be subject thereto may again be the subject of Options hereunder. Subject to adjustment in accordance with Section 3(b), no Participant shall be granted in any calendar year Options to purchase more than six hundred thousand (600,000) Shares solely for such time as the Company is subject to Section 162(m) of the Code.

          (b) Changes in Company's Shares. In the event that any stock dividend,
              ---------------------------
extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event, affects the value of the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, the Board shall adjust any or all of (a) the number and kind of Shares subject to outstanding Options, and (b) the exercise price with respect to any Option or (c) make provision for a cash payment to any Participant or a person who has an outstanding Option (in an amount equal to the then difference between the exercise price and the Fair Market Value of a Share) in order to preserve such benefits.

     4. Participation.
        -------------

          Each employee, officer and nonemployee director of, and each consultant to, the Company shall be eligible to participate in the Plan, provided that the Board shall have the discretion to determine who shall receive a grant of Options hereunder and become a Participant.

     5. Terms of Options and Shares.
        ---------------------------

          (a) Terms. The Options granted hereunder shall have the following
              -----
terms and conditions:

               (i) Type of Option. The Board shall have the right to grant
                   --------------
either or both of Incentive Stock Options and Nonqualified Stock Options, which characterization shall be set forth in the Option Agreement; provided, however, that Incentive Stock Options shall only be granted to employees of the Company, and provided further that no employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company), will permit such employee to purchase Shares that have an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000 and any Option granted in excess of such amount shall automatically be deemed to be a Nonqualified Stock Option.

               (ii) Exercise Price. The exercise price of any Option shall be
                    --------------
one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted; provided, however, that (1) the Board, in its sole discretion, may grant Nonqualified Stock Options with an exercise price above or below Fair Market Value, and (2) the exercise price of any incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant. It is contemplated by the Company that each Company Share will have a value of approximately nineteen dollars ($19.00) upon the occurrence of the effective date of the Amended Joint Plan of Reorganization of Rotech Medical Corporation and its Subsidiaries Under Chapter 11 of the

Bankruptcy Code filed by the Company with the United States District Court for the District of Delaware on December 20, 2001.

               (iii) Term. Subject to the discretion of the Board, the term of
                     ----
an Option shall not exceed ten years (10) from the date it is granted; provided, however, that in the case of Incentive Stock Options granted to a Ten Percent Shareholder, the term of such Option shall not exceed five (5) years from the date of grant.

               (iv) Vesting. An Option shall become exercisable (a) with respect
                    -------
to one-quarter (25%) of the original aggregate number of Shares purchasable upon exercise of such Option on each of the first four anniversaries of the date it is granted, (b) one-half (50%) to one hundred percent (100%) of the Shares under such Option upon a Change in Control, such percentage to be determined at the sole discretion of the Board, and (c) one-quarter (25%) of the original aggregate number of Shares purchasable upon exercise of such Option upon the consummation of an Initial Public Offering. (For purposes of illustration, assuming a Participant were granted at the beginning of Year 1 an Option to purchase one hundred thousand (100,000) Shares and at the end of Year 2 the Company were to consummate an Initial Public Offering, such Option would vest and become exercisable as follows: (x) twenty-five thousand (25,000) Shares at the end of Year 1, (y) twenty-five thousand (25,000) Shares at the end of Year 2 (each as provided in clause (a) above) and (z) an additional twenty-five thousand (25,000) Shares in Year 2 (as provided in clause (c) above). The remaining twenty-five thousand (25,000) Shares would vest and become exercisable at the end of Year 3 (as provided in clause (a) above)) Notwithstanding the foregoing, in its sole discretion, the Board shall be entitled to substitute a more accelerated vesting schedule at any time for any Participant.

               (v) Number. Subject to Section 5(a)(i), the Board shall have the
                   -----
discretion to determine the number of Options to be granted to any Participant, and to determine the terms and conditions of any such grant, all as set forth in the Option Agreement covering such ,Option.

          (b) (1) Termination of Service. A Participant who ceases to be an
                  ----------------------
employee, officer, nonemployee director or consultant for any reason other than death, retirement on or after age 65, or Disability shall have forty-five (45) calender days from the date of such cessation to exercise any then exercisable Options, after which all such Options shall terminate and be of no further force or effect; provided, that the Board may determine that the period of exercise shall be any such other longer period in the Option Agreement. If a Participant ceases to be an employee, officer, nonemployee director or a consultant due to death, retirement on or after age 65, or Disability, all outstanding Options held by such Participant that are exercisable on such date shall remain exercisable for their term, and shall thereafter terminate and be of no further force or effect. Any Options that are not exercisable at the time a Participant ceases to be an employee, officer, director or consultant shall terminate at such time and be of no further force or effect.

               (2) Puts and Calls Following Termination of Employment.
                   --------------------------------------------------
Notwithstanding anything herein to the contrary, so long as there has not been an Initial Public Offering, in the event a Participant's employment terminates because of death or Disability, the Participant or such Participant's estate, as applicable, shall have the right for one (1) year after such death or Disability to sell ("put") all (but not less than all) of his then exercisable Options and Shares previously issued upon exercise of Options ("Option Shares") to the Company, and the Company shall be obligated to purchase such Options and Option Shares for an amount in cash, check, or wire transfer (in each case, after offsetting any amount the Participant is indebted to pay the Company or any subsidiary as of such time), payable as promptly as possible following such put, equal to the then Fair Market Value of any Shares (less the exercise price per Option in the case of Options) for each such Option and Option Shares. The Company shall have a corresponding privilege in the case of the Participant's death or Disability, or in the event of his termination of employment for any reason for the same one (1) year period to compel the Participant to sell his Options and Option Shares at the same purchase price per share indicated in the preceding sentence; provided, however, that, in the event of termination for Cause, the purchase price shall be equal to the lesser of Fair Market Value and the exercise price. The Company's obligation to honor any put shall be subject to the Company being permitted to do so under applicable law and the honoring of any put not violating or resulting in a default or event of default under the Company's Senior Subordinated Notes due 2012 (or the indenture under which they were issued) or under the Company's credit agreement governing the Company's senior secured credit facilities (in either case as they may be amended).

          (c) Option Agreement. Options shall be granted only pursuant to a
              ----------------
written Option Agreement, which shall be executed by the Participant and an authorized officer of the Company, and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan. To the extent an inconsistency exists between any term of any Option Agreement and any term of the Plan, the Plan shall govern.

          (d) Nontransferability. No Option granted hereunder shall be
              ------------------
transferable by a Participant to whom granted other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Participant only by a Participant or his guardian or legal representative, provided, that a Participant may transfer Options that are not Incentive Stock Options to his or her Immediate Family Members. The terms of such Option shall be binding upon the Immediate Family Members, beneficiaries, executors, administrators, heirs and successors of the Participant.

          (e) Method of Exercise. The exercise of an Option shall be made only
              ------------------

by delivery of a written notice (in person or by first class mail to the Secretary of the Company at the Company's principal executive office) specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, by check or, (ii) at the discretion of the Board and upon such terms and conditions as the Board shall approve, by surrender of Shares that were owned by the Participant for at least six (6) months prior to the exercise of the Option (or such longer or shorter period as may be required to not result in a charge to earnings for financial accounting purposes), (iii) by directing the Company to subtract from the number of Shares underlying the Option, that number of Shares having a Fair Market Value equal to the purchase price (or portion thereof) required to be paid upon such exercise, (iv) solely at a time when the Shares are publicly-traded, pursuant to a "cashless exercise" of the Option pursuant to the establishment of procedures whereby the Participant, by a properly executed written notice, directs (A) an immediate market sale or margin loan respecting all or a part of the Shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant, (B) the delivery of the Shares from the Company directly to a brokerage firm and (C) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (v) by any combination thereof. Any Shares transferred to the Company as payment of the exercise price shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Participant shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Participant. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Board determines otherwise in its sole discretion.

          (f) Rights as Stockholder. No Participant shall be deemed for any
              ---------------------
purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Participant.

     6. Administration. The Plan shall be administered by the Board prior to an
        --------------
Initial Public Offering, and following such an Initial Public Offering, unless and until the Board shall appoint a committee to administer the Plan. All references to the "Committee" shall mean the Board if no such Committee has been appointed. Subject to the provisions of the Plan, the Board shall be authorized to select Participants, determine the type and number of Options, to interpret and construe the Plan and the Option Agreements, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan and to carry out its purpose. The determinations of the Board (or the Committee) in the administration of the Plan, as described herein, shall be final, conclusive and binding. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

     7. Other Provisions.
        ----------------

          (a) Effective Date; Grant Limitation. The Plan shall be effective as
              --------------------------------
of the date of effectiveness of the Company's Joint Plan of Reorganization filed with the United States Bankruptcy Court for the District of Delaware (the "Effective Date"). No Option to purchase Shares under the Plan shall be granted to any Participant by the Board after the tenth (10th) anniversary of the Effective Date.

          (b) Amendment, Suspension or Termination of the Plan. The Plan may be
              ------------------------------------------------
wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3(b) and (d)(ii) of this Section 7, no amendment, suspension nor termination shall, without the written consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted.

          (c) Governing Law. The Plan and the rights of all persons claiming
              -------------
hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

          (d) Regulations and Other Approvals. (i) The obligation of the Company
              -------------------------------
to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

               (ii) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

               (iii) Each Option is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

               (iv) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations there under, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate representing Shares shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

          (e) Withholding of Taxes. As a condition to the exercise of an Option
              --------------------
and to the extent required by law, no later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to an Option granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, estate, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Board may permit a Participant to satisfy withholding obligations (i) by delivering previously owned Shares, (ii) by having Shares withheld or (iii) by cash and any combination of the above.

          (f) Titles; Construction. Titles are provided herein for convenience
              --------------------
only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

                                      -9-